Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
December 31, 2006
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $358 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate, and truthful to the best of my knowledge. (2)

Date: January 31, 2007	/s/ ROBERT J. DELLINGER
Robert J. Dellinger
Executive Vice President and Chief Financial Officer

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT

(1)	The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number
Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

		Year to Date
	Month Ended	January 1 to
	December 31, 2006	December 31, 2006
	(in millions)
Net sales:
General Motors and affiliates	$692	$9,958
Other customers	363	6,605
Intercompany non-Debtor subsidiaries	49	605

Total net sales	1,104	17,168

Operating expenses:
Cost of sales, excluding items listed below	1,297	17,486
U.S. employee special attrition program charges	—	2,932
Selling, general and administrative	107	1,081
Depreciation and amortization	58	652

Total operating expenses	1,462	22,151

Operating loss	(358)	(4,983)
Interest expense (contractual interest expense was $42 million and $520 million, respectively)	(31)	(372)
Other income (expense), net	(1)	(8)

Loss before reorganization items, income tax expense, equity income, and cumulative effect of accounting change	(390)	(5,363)
Reorganization items, net	(9)	(61)
Income tax benefit (expense)	25	(3)
Equity income (loss) from non-consolidated subsidiaries, net of tax	(5)	41
Equity income (loss) from non-Debtor subsidiaries, net of tax	(82)	264
Cumulative effect of accounting change, net of tax	—	3

Net loss	$(461)	$(5,119)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

December 31, 2006
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$395
Restricted cash	107
Accounts receivable, net:
General Motors and affiliates	1,682
Other third parties	890
Non-Debtor subsidiaries	329
Notes receivable from non-Debtor subsidiaries	346
Inventories, net:
Productive material, work-in-process and supplies	943
Finished goods	262
Prepaid expenses and other	299

Total current assets	5,253

Long-term assets:
Property, net	2,381
Investments in affiliates	367
Investments in non-Debtor subsidiaries	3,605
Goodwill	152
Other intangible assets, net	36
Pension intangible assets	394
Other	346

Total assets	$12,534

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Secured debt in default	$2,492
Debtor-in-possession financing	250
Accounts payable	1,124
Accounts payable to non-Debtor subsidiaries	412
Accrued liabilities	1,159

Total current liabilities not subject to compromise	5,437

Long-term liabilities not subject to compromise:
Employee benefit plan obligations and other	857

Liabilities subject to compromise	16,813

Total liabilities	23,107

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,768
Accumulated deficit	(11,548)
Minimum pension liability, Debtors only	(1,730)
Accumulated other comprehensive loss, including minimum pension liability of non-Debtor subsidiaries	(17)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(10,573)

Total liabilities and stockholders’ deficit	$12,534

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

Month Ended
December 31, 2006
(in millions)
Cash flows from operating activities:
Net loss	$(461)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	58
Pension and other postretirement benefit expenses	98
Equity loss from unconsolidated subsidiaries, net of tax	5
Equity loss from non-Debtor subsidiaries, net of tax	82
Reorganization items	9
Changes in operating assets and liabilities:
Accounts receivable, net	482
Inventories, net	31
Prepaid expenses and other	(2)
Accounts payable, accrued and other long-term liabilities	(112)
Pension contributions	(1)
Other postretirement benefit payments	(29)
Receipts (payments) for reorganization items, net	(26)
Other	(63)

Net cash provided by operating activities	71

Cash flows from investing activities:
Capital expenditures	(24)
Proceeds from sale of property	14
Other	(3)

Net cash used in investing activities	(13)

Cash flows from financing activities:
Repayments of borrowings under other debt	(2)

Net cash used in financing activities	(2)

Increase in cash and cash equivalents	56
Cash and cash equivalents at beginning of period	339

Cash and cash equivalents at end of period	$395

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General — Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases — On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
     On December 18, 2006, the Debtors accepted a proposal for an equity purchase and commitment agreement (the “Equity Purchase and Commitment Agreement”) with affiliates of Appaloosa Management L.P., Cerberus Capital Management, L.P., and Harbinger Capital Partners Master Fund I, Ltd., as well as Merrill Lynch & Co. and UBS Securities LLC (collectively, the “Plan Investors”). Under the Equity Purchase and Commitment Agreement, the Plan Investors agreed to invest up to $3.4 billion in preferred and common equity in the reorganized Delphi to support the Debtors’ transformation plan and its Plan Framework Support Agreement (see definition below). The Equity Purchase and Commitment Agreement is subject to the completion of due diligence, satisfaction or waiver of numerous other conditions (including Delphi’s achievement of consensual agreements with its U.S. labor unions and GM), and the non-exercise by either Delphi or the Plan Investors of certain termination rights.
     Also, on December 18, 2006, the Company entered into a plan framework support agreement (the “Plan Framework Support Agreement”) with the Plan Investors and GM. The Plan Framework Support Agreement outlines certain proposed terms of the Debtors’ anticipated plan of reorganization, including the distributions to be made to creditors and shareholders, the treatment of GM’s claims, the resolution of certain pension funding issues, and the corporate governance of the reorganized Debtors. The Plan Framework Support Agreement as well as the economics and structure of the plan framework itself are expressly conditioned on the Debtors’ reaching consensual agreements with their U.S. labor unions and GM.
     Contemporaneously with the issuance of these announcements on December 18, 2006, the Debtors sought authorization and approval of the Equity Purchase and Commitment Agreement and the Plan Framework Support Agreement and on January 12, 2007, the Court entered an order approving the agreements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements — The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2005 Annual Report on Form 10-K and our 2006 Quarterly Reports on Form 10-Q that were filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions — Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, and payables.
     General Motors and Affiliates — Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Restricted Cash — Primarily includes balances restricted for use for the pre-retirement portion of the special attrition program.
     Property — Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Special Attrition Program — On March 22, 2006, Delphi, GM and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) agreed on a special attrition program, and on May 5, 2006, the Court entered an order approving the motion with certain modifications. The order was subsequently amended on May 12, 2006. The special attrition program offered, among other things, certain eligible Delphi U.S. hourly employees represented by the UAW normal and early voluntary retirements with a lump sum incentive payment of $35,000, which is being paid by GM. The program also provided a pre-retirement program and the ability for certain UAW-represented employees to transfer to and retire from GM. On June 5, 2006, Delphi, GM, and the UAW subsequently agreed on a supplemental agreement that expanded the special attrition program to include a pre-retirement program for employees with 26 years of credited service and provided buyout payments which, depending on the amount of seniority or credited service, ranged from $40,000 to $140,000. GM has agreed
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
to pay one-half of these buyout amounts. The supplemental agreement was approved by the Court on June 29, 2006 and on July 7, 2006 the Court entered an order approving the motion. Approximately 21,800 U.S. hourly employees represented by the UAW were eligible for buyout payments, with approximately 14,700 of those employees eligible to participate in the retirement and pre-retirement programs. The application period for eligible employees to elect an option under the supplemental agreement ended September 15, 2006. Approximately 13,800 UAW-represented employees elected to participate in the special attrition program.
     On June 16, 2006, Delphi, GM, and the Industrial Division of the Communication Workers of America, AFL-CIO, CLC (“IUE-CWA”) reached agreement on the terms of a special attrition program which mirrors in all material respects the UAW special attrition program taken together with the UAW supplemental agreement. GM has agreed to pay the incentive payment of $35,000 and to pay one-half of the buyout payments, except for employees at Delphi’s New Brunswick operations, with respect to whom previously agreed upon terms apply. The IUE-CWA special attrition program was approved by the Court on June 29, 2006 and on July 7, 2006, the Court entered an order approving the motion. Approximately 7,500 U.S. hourly employees represented by the IUE-CWA were eligible for buyout payments, with approximately 3,200 of those employees eligible to participate in the retirement and pre-retirement programs. The application period for eligible employees to elect an option under the special attrition program ended August 9, 2006. Approximately 6,300 IUE-CWA-represented employees elected to participate in the special attrition program.
     The Debtors recorded postemployment wage and benefit charges in “U.S. employee special attrition program charges” of approximately $1 billion for the pre-retirement and buyout portions of the cost of the special attrition programs for UAW and IUE-CWA-represented hourly employees who elected to participate in the special attrition program. In addition, the Debtors recorded a net pension and postemployment benefit curtailment charge in “U.S. employee special attrition program charges” of approximately $1.9 billion, primarily due to reductions in anticipated future service as a result of the retirements.
     As a result of the special attrition program, the Debtors determined that previously recorded accruals for postemployment benefits, representing the future cash expenditures expected during the period between the idling of affected employees and the time when such employees are redeployed, retire, or otherwise terminate their employment, were no longer necessary and accordingly were released. The Debtors have recorded credits in “Cost of Sales” of approximately $107 million as a result of the release of previously recorded postemployment benefit accruals.
     As discussed above, GM agreed to pay the lump sum incentive payments of $35,000 per eligible employee, and one-half of the buyout payments ranging from $40,000 to $140,000 per eligible employee, depending on the amount of seniority or credited service. Since, however, all of the underlying employee payroll and related data resides in the Debtors’ recordkeeping systems, Delphi in conjunction with GM determined that the most practical and expeditious way to make these payments timely would be for the Debtors to pay their employees directly and invoice GM for reimbursement of the amounts paid. Delphi has recorded approximately $200 million in the balance sheet caption “Accounts Receivable, net — General Motors and affiliates” for these amounts owed by GM as of December 31, 2006. Delphi will invoice GM as these amounts are paid to employees upon their retirement or exit from Delphi.
     Contractual Interest Expense — Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes — Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consisted of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contained various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors had access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, added new lenders to the DIP Credit Facility, increased the interest rate that was provided under the DIP Credit Facility, and altered the provisions regarding future amendments.
     Also on November 21, 2005, the $250 million term loan was funded. Effective November 24, 2006, the Company elected to pay interest on the term loan at LIBOR plus 2.75% for a three month period. As of December 31, 2006, there were no amounts outstanding under the DIP revolving facility, but the Company had approximately $92 million in letters of credit outstanding under the DIP revolving facility as of that date.
     On January 5, 2007, the Court granted Delphi’s motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended DIP Credit Facility and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”).
     On January 9, 2007, Delphi entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinancing DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinancing DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.5 billion second priority term loan (“Tranche C” or the “Tranche C Term Loan”).
     The Refinancing DIP Credit Facility carries an interest rate at the option of Delphi of either the Administrative Agent’s Alternate Base Rate plus (i), with respect to Tranche A borrowings, 1.50%, (ii) with respect to Tranche B borrowings, 1.25% and (iii) with respect to Tranche C borrowings, 1.75%, or LIBOR plus (x), with respect to Tranche A borrowings, 2.50%, (y) with respect to Tranche B borrowings, 2.25% and (z) with respect to Tranche C borrowings, 2.75%. The interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Refinancing DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the Refinancing DIP Credit Facility. The Refinancing DIP Credit Facility will expire on the earlier of December 31, 2007 and the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the U.S. Bankruptcy Court.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
Borrowings under the Refinancing DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     The Refinancing DIP Credit Facility provides the lenders with a perfected first lien (with the relative priority of each tranche as set forth above) on substantially all material tangible and intangible assets of Delphi and its wholly-owned domestic subsidiaries (however, Delphi is only pledging 65% of the stock of its first tier foreign subsidiaries to the extent that, in its reasonable business judgment, adverse tax consequences would result) and further provides that amounts borrowed under the Refinancing DIP Credit Facility will be guaranteed by substantially all of Delphi’s affiliated Debtors, each as debtor and debtor-in-possession.
     The amount outstanding at any one time under the First Priority Facilities is limited by a borrowing base computation as described in the Refinancing DIP Credit Facility. Borrowing base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion, with any changes in such standards to be effective 10 days after delivery of a written notice thereof to Delphi (or immediately, without prior written notice, during the continuance of an event of default).
     The Refinancing DIP Credit Facility includes affirmative, negative and financial covenants that impose restrictions on Delphi’s financial and business operations, including Delphi’s ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock. So long as the Facility Availability Amount (as defined in the Refinancing DIP Credit Facility) is equal or greater than $500 million, compliance with the restrictions on investments, mergers and disposition of assets do not apply (except in respect of investments in, and dispositions to, direct or indirect domestic subsidiaries of Delphi that are not guarantors).
     The covenants require Delphi to, among other things, maintain a rolling 12-month cumulative Global EBITDAR for Delphi and its direct and indirect subsidiaries, on a consolidated basis, beginning on December 31, 2006 and ending on November 30, 2007 at the levels set forth in the Refinancing DIP Credit Facility.
     The Refinancing DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the Refinancing DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.
     Also on January 9, 2007 both the $250 million Tranche B Term Loan and the $2.5 billion Tranche C Term Loan were funded and the proceeds were used to extinguish amounts outstanding under the Amended DIP Credit Facility and the Prepetition Facility. The Company elected to pay interest on the Tranche B Term Loan at LIBOR plus 2.25% for a three month period and on the Tranche C Term Loan at LIBOR plus 2.75% for a three month period.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

		Year to Date
	Month Ended	January 1 to
	December 31, 2006	December 31, 2006
	(in millions)
Professional fees directly related to reorganization	$(12)	$(141)
Interest income	3	76
Gain on settlement of prepetition liabilities	—	4

Total Reorganization Items	$(9)	$(61)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors, and unions. Professional Fees also include approximately $1 million for the month ended December 31, 2006 and $11 million year to date of fees for certain legal advisors to GM. Professional Fees for the month ended December 31, 2006 were estimated by
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject To Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date. The bar date was the date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings were required to be filed if the claimants were to receive any distribution in the chapter 11 cases. On April 17, 2006, the Debtors commenced notification, including publication, to all known actual and potential creditors informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors will be investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims.
     As of December 31, 2006, the Debtors received approximately 16,500 proofs of claim, a portion of which assert, in part or in whole, unliquidated claims. In addition, the Debtors have compared proofs of claim received to scheduled liabilities and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts plus certain unliquidated amounts. Although the Debtors have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, the Debtors believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Court. As of January 23, 2007, the Debtors have objected to approximately 8,700 proofs of claim which asserted approximately $8.9 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Court has entered orders disallowing approximately 7,400 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $8.4 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Debtors anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to the Court’s order.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     Liabilities subject to compromise consist of the following:

December 31, 2006
(in millions)
Pension obligations	$4,740
Postretirement obligations other than pensions, including amounts payable to GM	7,971
Debt and notes payable	2,445
Accounts payable	825
Other	832

Total Liabilities Subject to Compromise	$16,813

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED DECEMBER 31, 2006

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$313,152,404	$79,394,349	$18,049,577

Note:	As disclosed in Note 2 “Basis of Presentation — Special Attrition Program,” certain eligible Delphi U.S. hourly employees represented by the UAW and the IUE-CWA received lump sum incentive payments or buyout payments. These payments were made by Delphi and are wholly or partially reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED DECEMBER 31, 2006

Payee	Payroll Taxes Paid

Internal Revenue Service	$88,554,743
State of Ohio	3,331,230
City of Dayton, OH	317,051
City of Kettering, OH	310,092
City of Moraine, OH	284,776
City of Warren, OH	173,514
City of Rita, OH	100,812
City of Vandalia, OH	66,298
Ohio School District	49,952
City of Columbus, OH	38,723
City of Hubbard, OH	9,413
City of Trotwood, OH	6,791
City of Huron, OH	4,414
City of Lordstown, OH	3,370
City of Dublin, OH	2,037
City of W Carrollton, OH	1,648
City of Springfield, OH	1,021
City of Toledo, OH	703
City of Cincinnati, OH	449
City of Akron, OH	243
City of Canton, OH	109
City of Mansfield, OH	56
State of Michigan	3,302,461
City of Saginaw, MI	125,972
City of Flint, MI	104,193
City of Grand Rapids, MI	4,540
City of Detroit, MI	3,522
City of Walker, MI	2,503
City of Pontiac, MI	472
City of Lansing, MI	91
State of New York	2,084,607
State of Indiana	2,019,791
State of Mississippi	785,608
State of Alabama	652,176
City of Gadsden, AL	13,060
State of Wisconsin	229,060
State of Georgia	88,347
State of Oklahoma	65,323
State of California	56,392
State of Pennsylvania	53,612
City of Philadelphia, PA	290
City of Towamencin, PA	36
State of Illinois	31,749
State of Colorado	20,194
City of Denver, CO	1,361
State of South Carolina	12,564
State of Kansas	7,189
State of Missouri	4,210
State of New Jersey	4,047
State of Virginia	2,579
State of Oregon	2,113
State of Kentucky	1,891
State of North Carolina	1,414
State of Arkansas	1,199
State of Maryland	839
State of Connecticut	730
State of Louisiana	596
State of Minnesota	552
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED DECEMBER 31, 2006

Payee	Payroll Taxes Paid

State of Delaware	$247
State of Arizona	190
Inland Revenue Service (UK)	681,504
Country of Switzerland	6,151

Total	$103,630,820

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED DECEMBER 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

City of Flint, Michigan	Personal Property	$1,486,451	$1,486,451
Buena Vista Township, Michigan	Personal Property	1,165,413	1,165,413
City of Coopersville, Michigan	Personal Property	558,891	558,891
Clay County, Missouri	Personal Property	347,074	347,074
Ben Hill County, Georgia	Personal Property	248,578	248,578
Etowah County, Alabama	Personal Property	157,397	157,397
City of Adrian, Michigan	Personal Property	151,543	151,543
Shelby Township, Michigan	Personal Property	142,314	142,314
Limestone County, Alabama	Personal Property	137,014	137,014
City of Saginaw, Michigan	Personal Property	103,610	103,610
City of Wyoming, Michigan	Personal Property	88,752	88,752
City of Troy, Michigan	Personal Property	85,801	85,801
City of Fitzgerald, Georgia	Personal Property	67,594	67,594
St Charles County, Missouri	Personal Property	41,401	41,401
Madison Charter Township, Michigan	Personal Property	39,506	39,506
Turner County, Georgia	Personal Property	31,431	31,431
North Kansas City, Missouri	Personal Property	28,915	28,915
Tuscaloosa County, Alabama	Personal Property	22,944	22,944
St. Louis County, Missouri	Personal Property	16,411	16,411
City of Columbia, Tennessee	Personal Property	15,343	15,343
Monroe County, Missouri	Personal Property	13,475	13,475
Autauga County, Alabama	Personal Property	11,824	11,824
Pottawatomie County, Oklahoma	Personal Property	10,111	10,111
Bay City, Michigan	Personal Property	9,241	9,241
City of Burton, Michigan	Personal Property	9,174	9,174
Orion Charter Township, Michigan	Personal Property	5,887	5,887
City of Jackson, Tennessee	Personal Property	4,211	4,211
County of Santa Clara, CA	Personal Property	3,672	3,672
Nemaha County, Kansas	Personal Property	2,949	2,949
McDonlad County, Missouri	Personal Property	2,932	2,932
Russell County, Virginia	Personal Property	2,111	2,111
City of Monroe, Missouri	Personal Property	1,950	1,950
City of Alma, Michigan	Personal Property	1,683	1,683
City of Radford, Virginia	Personal Property	1,519	1,519
City of Fenton, Michigan	Personal Property	1,454	1,454
Wayne Township, Michigan	Personal Property	1,369	1,369
Milford Township Michigan	Personal Property	1,099	1,099
Town of Lebanon, Virginia	Personal Property	959	959
Jackson County, Missouri	Personal Property	873	873
City of Rochester Hills, Michigan	Personal Property	855	855
Montgomery County, Virginia	Personal Property	835	835
Madison County, Alabama	Personal Property	705	705
Terrell County, Georgia	Personal Property	624	624
Franklin County, Missouri	Personal Property	582	582
City of Detroit, Michigan	Personal Property	527	527
Plymouth Charter Township, Michigan	Personal Property	331	331
Daviess County, Kentucky	Personal Property	328	328
City of St. Louis, Missouri	Personal Property	264	264
City of Ann Arbor, Michigan	Personal Property	263	263
City of Lynchburg, Virginia	Personal Property	179	179
Dekalb County, Alabama	Personal Property	159	159
Santa Clara County, California	Personal Property	149	149
Taylor County, Georgia	Personal Property	137	137
Rogers County, Oklahoma	Personal Property	113	113
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED DECEMBER 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

City of Springfield, Tennessee	Personal Property	$96	$96
Madison County, Kentucky	Personal Property	93	93
Orange County, California	Personal Property	55	55
Johnson County, Kansas	Personal Property	30	30
City of Dyersburg, Tennessee	Personal Property	26	26
City of Lake City, Georgia	Personal Property	24	24
Morgan County, Alabama	Personal Property	11	11
Butler County, Missouri	Personal Property	9	9
Gaston County, North Carolina	Personal Property	6	6
City of Pontiac, Michigan	Personal Property	2	2
City of Poplar Bluff, Missouri	Personal Property	2	2
Marshall County, Alabama	Personal Property	2	2
State of Ohio	Use	410,738	410,738
State of Michigan	Use	249,751	249,751
State of Indiana	Use	189,895	189,895
State of New York	Use	118,935	118,935
State of Mississippi	Use	40,704	40,704
Limestone County, Alabama (Payee ALATAX — Tax Trust Account)	Use	36,239	36,239
State of Texas	Use	18,630	18,630
State of Wisconsin	Use	12,161	12,161
State of Georgia	Use	5,890	5,890
Gadsden City, Alabama (Payee ALATAX — Tax Trust Account)	Use	4,844	4,844
Etowah County, Alabama ( Payee ALATAX Tax Trust Account)	Use	1,127	1,127
County of Tuscaloosa, Alabama	Use	746	746
Colorado Dept of Revenue	Use	390	390
City of Coaling, Alabama (Payee ALATAX Tax Trust Account)	Use	245	245
Etowah County, Alabama	Real Property	156,915	156,915
Ben Hill County, Georgia	Real Property	79,020	79,020
Tuscaloosa County, Alabama	Real Property	23,421	23,421
City of Fitzgerald, Georgia	Real Property	21,487	21,487
Johnson County, Kansas	Real Property	21,311	21,311
Orange County, California	Real Property	8,258	8,258
Mississippi Office of Revenue	Income	160,000	160,000
Kentucky Department of Revenue	Income	50,000	50,000
Mississippi Office of Revenue	Income	5,000	5,000
Czech Republic	Income	845	845
Wisconsin Department of Revenue	Income	500	500
Minnesota Department of Revenue	Income	400	400
Oregon Department of Revenue	Income	10	10
State of Ohio	Kilowatt Hour	70,231	70,231
State of Alabama	Consumer Use	37,177	37,177
Mississippi Office of Revenue	Franchise	30,000	30,000
Massachusetts Department of Revenue	Franchise	4,500	4,500
Pennsylvania Department of Revenue	Franchise	300	300
New Mexico Taxation and Revenue Department	Franchise	50	50
State of Alabama	Seller’s Use	17,671	17,671
Internal Revenue Service	Withholding (non-payroll)	10,500	10,500
Colorado Dept of Revenue	Utility	220	220
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED DECEMBER 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Colorado Dept of Revenue	Sales	$74	$74
South Carolina Department of Revenue	Sales & Use	44	—

Total		$6,817,512	$6,817,468

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED DECEMBER 31, 2006

Debtor Name	Case Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	3,427,037
Delphi Medical Systems Texas Corporation	05-44511	1,265,445
Delphi Medical Systems Corporation	05-44529	853,336
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	498,045
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	10,268,289
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	8,656,669
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	6,065,212
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	109,696
Delphi International Services, Inc.	05-44583	9,150,901
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	31,971
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	9,192,105
Delphi Diesel Systems Corporation	05-44612	40,997,185
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	272,692
Delphi Integrated Service Solutions, Inc.	05-44623	195,885
Delphi Connection Systems	05-44624	8,214,568
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	185,360,365
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	159,767,814
Delphi Automotive Systems LLC	05-44640	1,456,522,160
Delphi Furukawa Wiring Systems LLC	05-47452	607,828
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	—

(4)	Operating expenses for the month ended December 31, 2006 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)